                                                                    EXHIBIT 5.01

Insignia Solutions plc              10 Norwich Street, London EC4A 1BD
The Mercury Centre, Wycombe Lane    Telephone 020 7831 9222
Wooburn Green                       Facsimile 020 7931 9607 DX 138 Chancery Lane
High Wycombe
Buckinghamshire
HP10 0HH                            Our Ref: NR/PXM/554042


6 January 2000

Dear Sirs

Insigna Solutions plc, Form S-3
Registration Statement under the Securities Act of 1933

1 This Opinion is given in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of

1.1 1,063,515 Ordinary Shares of 20p nominal value each (each a "SHARE") in Insignia Solutions plc ("the Company") issued to selling shareholders (as defined in the Registration Statement referred to below) ("the Selling Shareholders") on December 9, 1999 pursuant to a Securities Purchase Agreement dated December 9, 1999 and made between the Company and Castle Creek Technology Partners LLC ("Castle Creek") and a Securities Purchase Agreement dated December 9, 1999 and made between the Company and the Selling Shareholders (other than Castle Creek) (together "the Securities Purchase Agreements");

1.2 an additional 319,054 Shares which may be issued to the Selling Shareholders pursuant to an ADSs Purchase Warrant dated December 9, 1999 issued to Castle Creek and an ADSs Purchase Warrant dated December 10, 1999 issued to the Selling Shareholders (other than Castle Creek) (together "the ADSs Purchase Warrants"); and

1.3 an additional 1,382,569 Shares which may be issued to the Selling Shareholders pursuant to an ADSs Purchase Warrant dated December 9, 1999 issued to Castle Creek and an ADSs Purchase Warrant dated December 10, 1999 issued to the Selling Shareholders (other than Castle Creek) (together "the Reset Warrants").

     under the terms of a form S3 Registration Statement a copy of which has been provided to us (the "Registration Statement").

2 We have acted as English legal advisers to the Company in connection with the foregoing. In so acting, we have examined such certificates of the Company and directors and/or officers thereof and originals or copies of all such corporate documents and records of the Company and all such other documents as we have deemed relevant and necessary as a basis for our Opinion hereinafter set forth. We have relied upon such certificates of directors and/or officers of the Company and upon statements and information furnished by directors and/or officers of the Company with respect to the accuracy of material factual matters contained therein. We have also assumed the genuineness of all signatures thereon or on the originals of documents referred to therein.

3 This Opinion is limited to English law as currently applied by the English Courts and is given on the basis that it will be governed by and be construed in accordance with current English law.

4    It is our opinion that:

4.1 The 1,063,515 Shares issued pursuant to the Securities Purchase Agreements, assuming the same were issued in accordance with such Agreements and the Company's Memorandum and Articles of Association have been legally issued and are fully paid and non-assessable;

4.2 the additional 319,054 Shares that may be issued upon exercise of the Reset Warrants, when issued in accordance with the Reset Warrants and the Company's Memorandum and Articles of Association, will be legally issued, fully paid and non-assessable.

4.3 the additional 1,382,569 Shares that may be issued upon exercise of the Reset Warrants, when issued in accordance with the Reset Warrants and the Company's Memorandum and Articles of Association, will be legally issued, fully paid and non-assessable.

5 For the purpose of this Opinion we have assumed that the term "non-assessable" in relation to the Shares means under English law that holders of such Shares having fully paid up all amounts due on such Shares as to the nominal amount and premium thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

This Opinion is given to you solely for your benefit and for the purpose of the Registration Statement. It is not to be transmitted to any other person nor is to be relied upon by any other person or for any purpose or ADSs Purchase Warrants quoted or referred to in any public document without our prior written consent except that we consent to the use of this Opinion as an exhibit to the Registration Statement and further consent to the references to us in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations thereunder.

Yours faithfully

/s/  Macfarlanes